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                                                                    EXHIBIT 4(D)
                            STOCK PLEDGE AGREEMENT
                            ----------------------


     STOCK PLEDGE AGREEMENT (this "Agreement") dated as of April 15, 1996 by and between BRUNSWICK BIOMEDICAL CORPORATION, a Massachusetts corporation (the "Stockholder"), and ROBERT HERZSTEIN, AS PERSONAL REPRESENTATIVE OF THE ESTATE OF DR. STANLEY J. SARNOFF (the "Seller").

                                  WITNESSETH:

     WHEREAS, the Seller has agreed to accept a Subordinated Promissory Note dated as of the date hereof executed by the Stockholder (the "Subordinated Note") as part of the consideration for the sale of 1,888,126 shares (the "Shares") of common stock of Survival Technology, Inc. of common stock of Survival Technology, Inc. (the "Company"), a Delaware corporation, by the Seller to the Stockholder; and

     WHEREAS, the Seller is willing to accept the Subordinated Note upon the condition, among others, that the Stockholder enter into this Agreement to secure the Liabilities (as defined in Section 11 hereof);

     NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

     1.  Pledge.  To secure the prompt, punctual and faithful performance of all
         -------
and each of the present and future Liabilities, subject to the provisions of
Section 4 below, the Stockholder hereby grants to the Seller, for the benefit of the Seller, a security interest (i) in and to the Shares, and pledges, and promises upon release of the Senior Stock Pledge (defined below) to deliver, to the Seller any certificate representing the Shares (the "Pledged Securities"), together with appropriate undated stock powers duly executed in blank, and (ii) in and to all products, proceeds, substitutions, additions, interest, dividends and other distributions in respect thereto, as described in Section 2 below (all of which is referred to hereinafter as the "Collateral"). The Stockholder shall from time to time execute such financing statements and renewals thereof and assignments of account and endorse such instruments and paper as the Seller may reasonably request for the purpose of perfecting or continuing the security interests granted herein.

     2.  Stock Dividends, Distributions, etc.  If, while this Agreement is in
         ------------------------------------
effect, the Stockholder shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a stock distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), option, warrant or rights, whether as an addition to, in substitution of or in exchange for any Pledged Securities, the Stockholder agrees to accept the same as agent for the Seller and to hold the same in trust on behalf of and for the benefit of the Seller and to deliver the same forthwith to the Seller in the exact form received, with the
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endorsement of the Stockholder when necessary and/or appropriate undated stock powers duly executed in blank, to be held by the Seller as part of the Collateral. At any time after an Event of Default (as defined in Section 11 hereof) has occurred and is continuing, any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of the Company or any other issuer thereof shall be paid over to the Seller as part of the Collateral; and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Seller as part of the Collateral. All sums of money and property so paid or distributed in respect of the Pledged Securities that are received by the Stockholder shall, until paid or delivered to the Seller, be held by the Stockholder in trust as part of the Collateral.

     3.  Cash Dividends; Voting Rights.  Unless and until an Event of Default
         ------------------------------
has occurred and is continuing, the Stockholder shall be entitled to receive all cash dividends and distributions paid in respect of the Pledged Securities, to vote the Pledged Securities and to give consents, waivers and ratifications, and to take other action in respect of the Pledged Securities. So long as an Event of Default has occurred and is continuing, the Seller shall have the right, upon notice to the Stockholder, to receive all cash dividends paid in respect of the Pledged Securities and to exercise voting rights as specified in Section 7 hereof; provided, however, that prior to any distribution to the Seller, the Stockholder shall be entitled to receive cash dividends and distributions paid in respect of the Pledged Securities to the extent necessary to make payments of amounts due on the Senior Debt (as defined in the Subordinated Note) and only to the extent such amounts are so applied.

     4.   Subordination to Senior Stock Pledge.
          -------------------------------------

     (a) Notwithstanding any other provision contained herein, the security interest and pledge in and to the Collateral granted to the Seller under this Agreement (such security interest and pledge, the "Junior Lien") shall be junior, subordinate and subject to any other security interest and pledge securing Senior Debt (as defined in the Subordinated Note)(such security interest and pledge, the "Senior Lien"), including, but not limited to, the security interest and pledge created by the Stock Pledge Agreement dated as of April 15, 1996 between the Stockholder and Internationale Nederlanden (U.S.) Capital Corporation, to the extent and in the manner set forth in this Section
4. Capitalized terms used in this Section 4 that are not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Subordinated Note.

     (b) The Seller hereby agrees that upon disposition of any of the Collateral by the Senior Lender, pursuant to Remedial Action or otherwise, the proceeds of such disposition, after the fees and expenses incurred by Senior Lender in connection with such disposition, shall first be applied to the satisfaction in full in cash of Senior Debt. To the extent any proceeds remain after such application, such proceeds shall be turned over by the Senior Lender to the Seller or as a court of competent jurisdiction shall otherwise direct.

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     (c)  The Seller hereby agrees that it shall not take any Remedial Action with respect to any of the Collateral granted to the Seller under this Agreement prior to (i) 180 days after the Seller shall have given the Designated Senior Lender written notice that an Event of Default exists under the Subordinated Note, that the Seller has accelerated the maturity of the Subordinated Note and that the Seller intends to take such Remedial Action, provided, however, that
(i) if such six-month period expires during any period of time that the
                             -------
Stockholder is not permitted to make and the Seller is not permitted to receive any payments in respect of the Subordinated Note pursuant to subsections 1.02 or
1.03 of the Subordinated Note (a "Blockage Period"), Seller shall not take Remedial Action until the earlier of (x) 30 days after the expiration of such
                          -------
Blockage Period or (y) the number of days after the expiration of such Blockage Period equal to the number of days remaining in such six-month period as of the first day of such Blockage Period and (ii) if such six-month period begins
                                                                    ------
during a Blockage Period, Seller shall not take Remedial Action until the later
                                                                          -----
of (x) the expiration of such six-month period and (y) 30 days after the expiration of such Blockage Period.

     (d) The Stockholder agrees that in the event the Senior Lender seeks to take any Remedial Action with respect to the Collateral, the Stockholder shall not seek to hinder, delay, impede or seek judicial review of or jurisdiction over the method, manner or actions of the Senior Lender in its pursuit of any Remedial Action.

     (e) As used in this Section 4, "Remedial Action" means any action or agreement to foreclose upon, take possession of, sell, lease or otherwise dispose of, or in any manner realize or seek to realize upon any of the Collateral, whether pursuant to the Uniform Commercial Code of any state or any other applicable law, pursuant to contractual rights or otherwise, by foreclosure, by self-help repossession, conveyance in lieu of foreclosure, or exercise of any voting rights or proxy with respect to any capital stock.

     (f) If there shall occur a Liquidation Event (as defined in the Subordinated Note) with respect to the Stockholder, (i) the Senior Lender shall be entitled to receive any payment or distribution in respect of the Collateral until payment in full in cash of all Senior Debt before the Stockholder shall be entitled to receive any payment or distribution in respect of the Collateral, and (ii) any payment or distribution which would otherwise (but for this Section
4) be payable or deliverable to the Stockholder in respect of the Collateral shall be paid or delivered directly to the Senior Lender (ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held by each such Senior Lender) or to a trustee or other representative of the Senior Lender.

     (g) In the event that, notwithstanding the terms of this Section 4, the Seller receives any payment or distribution in respect of the Collateral which is rightfully payable to the Senior Lender, then, in any such event, such amount shall, promptly after receipt thereof by the Seller, be paid over in the form received to the Senior Lender for application to Senior Debt.

     (h) The provisions of this Section 4 shall be effective at all times during the term of this Agreement and notwithstanding (i) any bankruptcy, moratorium, reorganization or other insolvency proceeding with respect to the Stockholder, (ii) the priorities which would

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otherwise result from the order of creation, effectiveness, attachment or perfection of the Senior Lien or the Junior Lien, (iii) the taking of possession of the Collateral by the Senior Lender, the Seller or any other person or entity, (iv) the filing of any financing statement or the recording of any other instrument in any filing or recording office, (v) the order in which any of the indebtedness or obligations secured by the Senior Lien or the Liabilities are created, (vi) whether the Senior Lien or the Junior Lien is now perfected, hereafter ceases to be perfected, is avoidable by any bankruptcy trustee, otherwise is set aside or invalidated, or lapses, or (vii) any other matter whatsoever. The provisions of this Section 4 shall continue to be effective or be reinstated, as the case may be, if at any time any payment in respect of Senior Debt is rescinded or must otherwise be returned by the Senior Lender in the event of a Liquidation Event, as though such payment had not been made.

     (i) The Seller, by its acceptance of the Subordinated Note and the Junior Lien granted pursuant to this Agreement, shall be deemed to acknowledge and agree that the foregoing subordination provisions in this Section 4 are, and are intended to be, an inducement to and a consideration of each Senior Lender, whether the Senior Debt by such Senior Lender was created by or acquired before or after the Liabilities or the Junior Lien and whether such Senior Lender is now known or hereafter becomes known, and each Senior Lender shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding or in continuing to hold, such Senior Debt and shall be entitled to enforce the provisions of this Section 4.

     5.   Stockholder's Representations.  The Stockholder hereby represents and
          ------------------------------
warrants as follows:


          (a) The Stockholder has full capacity and legal right to enter into this Agreement, to be bound hereby and to perform and observe the terms and conditions hereof.

          (b) This Agreement has been duly executed and delivered by the Stockholder and constitutes the legal, valid and binding obligation of the Stockholder enforceable against it in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally, to moratorium laws from time to time in effect and to general principles of equity.

          (c) The execution, delivery and performance by the Stockholder of this Agreement does not and will not (i) violate or constitute a default under any material provision of any agreement, indenture, note or instrument that is binding upon the Stockholder or by which its properties are bound or materially affected, or any order, writ, injunction or decree of any court or governmental instrumentality binding on such Stockholder, or (ii) require any filing with or consent or other act by or in respect of any governmental authority or other person or entity (other than the filing of the appropriate number of UCC-1 financing statements covering the Pledged Securities, if necessary, and any consent obtained by the Stockholder prior to the date hereof) or (iii) constitute a default thereunder or result in the imposition or require the creation of any lien or charge (other than those created, continued or otherwise contemplated hereby) upon the Pledged Securities of the Stockholder.

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          (d)  The Pledged Securities are held and owned by the Stockholder free and clear of all liens, encumbrances, attachments, security interests, pledges and charges, other than those in favor of the Seller and those created by the Senior Stock Pledge.

     6.   Stockholder's Covenants.  The Stockholder shall:
          ------------------------

          (a) if the Pledged Securities are in the form of a certificated security, within the meaning of the applicable Uniform Commercial Code, (the "Code"), upon release of the Senior Stock Pledge, surrender, or cause to be surrendered, possession of the Pledged Securities to the Seller;

          (b) if the Pledged Securities are in the form of an uncertificated security, within the meaning of the Code, cause the Company to record this pledge, subject and junior to the Senior Stock Pledge, in the records of the Company relating to the Pledged Securities;

          (c) execute all such instruments, documents and papers as the Seller may reasonably request now and from time to time hereafter with respect to the perfection of the security interest granted herein and the assignment effected hereby;

          (d) keep the Pledged Securities free and clear of all liens, encumbrances, attachments, security interests, pledges and charges, except in favor of the Seller or any Senior Lender (as that term is defined in the Subordinated Note) or as permitted by this Agreement;

          (e) after the release of the Senior Stock Pledge, deliver to the Seller, if and when received by the Stockholder, any item representing or constituting any of the Collateral or proceeds of the Collateral;

          (f) not cause or permit any of the Collateral presently evidenced by a written certificate to be converted to uncertificated securities, except with the prior written consent of the Seller.

Notwithstanding anything to the contrary contained in this Agreement, the Stockholder shall be entitled to sell or transfer or dispose of any Pledged Securities to any other person or entity provided that such sale, transfer or disposition is subject to the security interest granted herein and the transferee executes and delivers to the Seller a Stock Pledge Agreement in the form of this Agreement covering such Pledged Securities.

     7.   Effect of Default.  Upon the acceleration of the Liabilities after an
          ------------------
Event of Default and subject to the rights of the pledgee under the Senior Stock Pledge and any Senior Lender:

          (a) the Seller shall have the right to apply the Collateral toward the satisfaction of the Liabilities, to sell or otherwise dispose of the Collateral and/or enforce and collect the Collateral for application towards (but not necessarily in complete satisfaction of) the Liabilities, in addition to all of the rights and remedies of a secured party upon default

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under the Code. The Stockholder shall remain liable to the Seller for any deficiency remaining following such application to any Liabilities.

          (b) Any and all shares of the Pledged Securities may be registered in the name of the Seller or its nominee, and the Seller or its nominee may thereafter without further notice exercise all voting and corporate rights at any meeting of any issuer and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Pledged Securities as if it were the absolute owner thereof, including without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of any issuer or upon the exercise by any issuer or the Seller or such nominee of any right, privilege or option pertaining to any shares of the Pledged Securities, and, in connection therewith, to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Seller shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing. The Stockholder acknowledges that any exercise by the Seller of the Seller's rights upon an Event of Default may be subject to compliance by the Seller with state and/or federal law governing the sale of securities. The proceeds of any collection or of any sale or disposition of the Collateral held pursuant to this Agreement shall be applied towards the Liabilities in such order and manner as the Seller determines in its sole discretion, notwithstanding any statute, custom, or usage to the contrary.

     8.   Private Placements.
          -------------------

          (a) The Stockholder recognizes that the Seller may be unable to effect a public sale of any or all of the Pledged Securities by reason of certain prohibitions contained in the federal securities laws and applicable state or foreign securities laws, but may resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Stockholder acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Seller shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the federal securities laws, or under applicable state securities laws, even if the issuer would agree to do so.

          (b) The Stockholder further agrees to use its best efforts to do or cause to be done all such other acts and things (other than effect the registration of the Pledged Securities under applicable federal, state or foreign securities laws) as may be necessary to make such sale or sales of any portion or all of the Pledged Securities valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Stockholder's

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expense. The Stockholder further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to the Seller, and that the Seller will have no adequate remedy at law in respect of such breach and, as a consequence, agree that each and every covenant contained in this
Section 8 shall be specifically enforceable against the Stockholder.

     9.   Stockholder to Cooperate.
          -------------------------

          In connection with the sale or transfer of the Collateral in connection with the exercise of remedies pursuant to Section 7 hereof, but only after release of the Senior Stock Pledge:

          (a) The Stockholder hereby agrees in connection with the sale of any of the Pledged Securities, to endorse in favor of the Seller or its designee any of the Pledged Securities, to cause the transfer of any of the Pledged Securities in such name as the Seller may from time to time determine.

          (b) In connection with any action to enforce any of the Collateral, the Seller may make such compromise or settlement with respect to the Collateral as the Seller determines to be appropriate.

     10.  Cumulative Remedies.  The rights, remedies, powers, privileges, and
          --------------------
discretions of the Seller hereunder (the "Seller's Rights and Remedies"), shall be cumulative and not exclusive of any rights or remedies that it otherwise may have. No delay or omission by the Seller in exercising or enforcing any of the Seller's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Seller of any Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No exercise of any of the Seller's Rights and Remedies and no other agreement or transaction of whatever nature entered into between the Seller and the Stockholder at any time shall preclude any other exercise of the Seller's Rights and Remedies. No waiver by the Seller of any of the Seller's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Seller's Rights and Remedies and all of the Seller's rights, remedies, powers, privileges and discretions under any other agreement or transaction are cumulative and not alternative or exclusive and may be exercised by the Seller at such time or times and in such order of preference as the Seller in its sole discretion may determine.

     11.  Certain Definitions.
          --------------------

          (a)  "Event of Default" shall mean an Event of Default as defined in
Section 3.03 of the Subordinated Note.

          (b) "Liabilities" shall mean (i) all liabilities of the Stockholder under the Subordinated Note, and (ii) any additional obligations which the Stockholder may have under this Agreement.

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     12.  Waiver by Stockholder.  The Stockholder, except as otherwise set forth
          ----------------------
in the Subordinated Note waives presentment, demand, notice and protest with respect to the Liabilities and the Collateral.

     13.  Duties of the Seller.  The Seller shall have no duty as to the
          ---------------------
collection or protection of the Collateral or any income or distribution thereon, beyond the safe custody of such of the Collateral as may come into the possession of the Seller and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto. The Seller's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

     14.  Termination.  This Agreement and the security interest in the
          -----------
Collateral created hereby shall terminate when either (i) all of the monetary obligations then outstanding or pending constituting Liabilities have been paid in full or (ii) upon the merger of the Company with or into Survival Technology, Inc. ("STI") or a subsidiary of STI; provided that STI shall have assumed (either by operation of law or by written agreement) and shall be liable for the Liabilities and the Senior Lien on the Pledged Securities shall have terminated, and in either such event the Seller shall promptly return to the Stockholder any of the Collateral in its possession and file all appropriate UCC-3 and other termination statements as may be required to publicly evidence such termination.

     15.  Binding Agreement.  This Agreement shall be binding upon the
          ------------------
Stockholder and upon the Stockholder's successors and assigns and shall inure to the benefit of the Seller and its respective successors and assigns.

     16.  Counterparts.  This Agreement may be executed in any number of
          -------------
counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     17.  Complete Agreement.  The within Agreement and all other instruments
          -------------------
executed in connection herewith incorporate all discussions and negotiations between the Seller and the Stockholder concerning the matters included herein and in such other instruments. No such discussions or negotiations shall limit, modify or otherwise affect the provisions hereof. No modification, amendment or waiver of any provision of the within Agreement or of any provision of any other agreement between the Stockholder and the Seller shall be effective unless executed in writing by the party to be charged with such modification, amendment and waiver, and by a duly authorized officer thereof.

     18.  Use of Originals.  This Agreement and all other documents in the
          -----------------
Seller's possession that relate to the Liabilities may be reproduced by the Seller by any photographic, photostatic, microfilm, micro-card, miniature photographic, xerographic or similar process, and, with the exception of instruments constituting the Collateral, the Seller may destroy the original from which any document was so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made

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in the regular course of business) and any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

     19.  Governing Law.  This Agreement, and all rights and obligations
          --------------
hereunder, including matters of construction, validity and performance, shall be governed by the laws of the State of New York, except to the extent that the corporation law of the State of Delaware or the Code of another state shall be applicable.

     20.  Sealed Instrument.  It is intended that this Agreement take effect as
          ------------------
a sealed instrument.

     IN WITNESS WHEREOF, the undersigned have executed under seal the foregoing Stock Pledge Agreement as of the date first above written.

                                   BRUNSWICK BIOMEDICAL CORPORATION


                                   By /s/ James H. Miller
                                     -------------------------------------------
                                        Title: President




                                    /s/ Robert Herzstein
                                   -----------------------
                                   Robert Herzstein, as
                                   Personal
                                   Representative of the
                                   Estate of Dr. Stanley
                                   J. Sarnoff and not
                                   Individually


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